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                                    EXHIBIT 9
             OPINION AND CONSENT OF ASSOCIATE GENERAL COUNSEL OF AUL
                AS TO THE LEGALITY OF CONTRACTS BEING REGISTERED
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American United Life Insurance Company
One American Square
P.O. Box 368
Indianapolis Indiana 46206-0368
Telephone (317) 263-1877

Associate General Counsel                                          April 1, 1999

Filing Room
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C. 20549

Dear Sir or Madam:

     In my capacity as Associate General Counsel of American United Life Insurance Company (R) ("AUL"), I supervised the establishment of AUL American Individual Variable Annuity Unit Trust on November 11, 1998, by resolution of the Executive Committee of the Board of Directors of AUL as the separate account for assets applicable to individual variable annuity contracts, pursuant to the provisions of Section 27-1-5-1 Class l(c) of the Indiana Insurance Code. Moreover, I have been associated with the preparation of the Registration Statements on Form N-4 ("Registration Statements") filed by AUL on December 31, 1998 in the name of the Individual Flexible Premium Deferred Variable Annuity (File No. 333-70049) and the Individual No Load Flexible Premium Deferred
Variable Annuity (File No. 333-70065) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investement Company Act of 1940, as amended, for the registration of Individual Variable Annuity Contracts to be issued with respect to the AUL American Individual Variable Annuity Unit Trust.

     I have made such examination of the law and examined such corporate records and such other documents that, in my judgment, are necessary and appropriate to enable me to render the following opinion that:

1. AUL has been duly organized under the laws of the State of Indiana and is a validly existing corporation.

2. AUL American Individual Variable Annuity Unit Trust has been duly created and validly exists as a separate account pursuant to Indiana law.

3. The portion of the assets held in AUL American Individual Variable Annuity Unit Trust equal to the reserves and other liabilities under the Individual Variable Annuity Contracts is not chargeable with liabilities arising out of any

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Securities and Exchange Commission
April 1, 1998
Page Two

     other business AUL may conduct.

4. The Individual Variable Annuity Contracts have been duly authorized by AUL and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of AUL, except as limited by bankruptcy and other laws generally affecting the rights of creditors.

     I hereby consent to the filing of this opinion as an exhibit to the Registration statement.

Very truly yours,

/s/ Richard A. Wacker

Richard A. Wacker
Associate General Counsel

RAW